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                                   EXHIBIT 11


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                                  Income             Shares              Per Share
                                                                (Numerator)       (Denominator)            Amount
                                                                -----------       -------------            ------

                                                                         FOR THE QUARTER ENDED MARCH 31, 2001

Net income applicable to common shareholders                         $ 153,374
                                                             ==================

BASIC EPS
   Income applicable to shareholders                                                     8,512,161                 $0.02
                                                                                                                   =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                   5,700
                                                                                -------------------
DILUTED EPS
   Income applicable to shareholders                                                     8,517,861                 $0.02
                                                                                ===================                =====


                                                                         FOR THE QUARTER ENDED MARCH 31, 2000


Net income applicable to common shareholders                         $ 104,559
                                                             ==================


BASIC EPS
   Income applicable to shareholders                                                     8,511,655                 $0.01
                                                                                                                   =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                  10,658
                                                                                -------------------
DILUTED EPS
   Income applicable to shareholders                                                     8,522,313                 $0.01
                                                                                ===================                =====

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